UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2014

AQUA POWER SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183272	27-4213903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1107 Town Creek Road, Eden, NC	27288
(Address of principal executive offices)	(Zip Code)

NC SOLAR, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 8.01	Other Items

On July 18, 2014, our board of directors and a majority of our stockholders approved a change of name of our company from NC Solar, Inc. to Aqua Power Systems Inc., an increase of our authorized capital from 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of blank check preferred stock, par value $0.0001 to 200,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of blank check preferred stock, par value $0.001 and a forward split of our issued and outstanding shares of common stock on a basis of 1 old share for 18 new shares.

A Certificate of Amendment to effect the change of name and increase to our authorized capital was filed with the Nevada Secretary of State on August 5, 2014, with an effective date of August 12, 2014.

The name change and forward split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of August 12, 2014.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on August 12, 2014 under the symbol under the symbol "NCSOD". The "D" will be placed on our ticker symbol for 20 business days at which time our symbol will change to "APSI". Our new CUSIP number is 03790A 105.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on August 5, 2014 with an effective date of August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA POWER SYSTEMS INC.

/s/ Tadashi Ishikawa
Tadashi Ishikawa
President and Director

Date: August 12, 2014